Exhibit 32

1ST CONSTITUTION BANCORP
CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 1st Constitution Bancorp (the “Company”) on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), Robert F. Mangano, as President and Chief Executive Officer of the Company, and Joseph M. Reardon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003

/s/ ROBERT F. MANGANO

Robert F. Mangano President and Chief Executive Officer 1st Constitution Bancorp

/s/ JOSEPH M. REARDON

Joseph M. Reardon Senior Vice President and Treasurer (Principal Financial and Accounting Officer) 1st Constitution Bancorp